Exhibit 4.3

SUPPLEMENTAL AGREEMENT TO

TRANSFER AND SERVICING AGREEMENT

This SUPPLEMENTAL AGREEMENT TO TRANSFER AND SERVICING AGREEMENT, dated as of August 9, 2010 (this “Agreement”), is made among World Financial Network National Bank, a national banking association located in Wilmington, Delaware (the “Resultant Bank”), WFN Credit Company, LLC (“WFN Credit”), and World Financial Network Credit Card Master Note Trust (the “Issuer”), to the Transfer and Servicing Agreement, dated as of August 1, 2001, among WFN Credit, as Transferor, World Financial Network National Bank, a national banking association located in Columbus, Ohio (“Ohio Bank”), as Servicer, and the Issuer, as amended by the First Amendment to Transfer and Servicing Agreement, dated as of November 7, 2002, the Omnibus Amendment (as defined below), the Third Amendment to Transfer and Servicing Agreement, dated as of May 19, 2004, the Fourth Amendment to Transfer and Servicing Agreement, dated as of March 30, 2005, the Fifth Amendment to Transfer and Servicing Agreement, dated as of June 13, 2007, the Sixth Amendment to Transfer and Servicing Agreement, dated as of October 26, 2007 and the Seventh Amendment to Transfer and Servicing Agreement, dated as of June 28, 2010, and as further amended from time to time, the “Transfer and Servicing Agreement”). References herein to the Omnibus Amendment refer to that certain Omnibus Amendment, dated as of March 31, 2003, among WFN Credit, as Transferor, Ohio Bank, as Servicer, the Issuer and The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A., successor to BNY Midwest Trust Company, as Trustee and Indenture Trustee. Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Transfer and Servicing Agreement.

WHEREAS, pursuant to an Agreement to Merge, dated July 19, 2010, between Ohio Bank and WFNNB Interim National Bank, a national banking association located in Wilmington, Delaware (“Delaware Bank”), Ohio Bank will merge with and into Delaware Bank and the resulting association shall be the Resultant Bank (such transactions, the “Merger”); and

WHEREAS, the Resultant Bank desires to assume the performance of the covenants and obligations of the Servicer under the Transfer and Servicing Agreement as of the effective time of the Merger (the “Effective Time”);

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

SECTION 1. Assumption of Obligations. Effective as of the Effective Time, the Resultant Bank assumes the performance of every covenant and obligation of the Servicer under the Transfer and Servicing Agreement.

SECTION 2. Conditions to Effectiveness. This Agreement shall become effective at the Effective Time; provided that the following conditions have been satisfied:

(a) counterparts of this Agreement have been duly executed by each of the parties to this Agreement, and

Supplemental Agreement to Transfer and
Servicing Agreement (Trust I)

(b) each of the conditions precedent described in Section 5.2(a) of the Transfer and Servicing Agreement has been satisfied.

SECTION 3. Effect of Agreement; Ratification. (a) On and after the Effective Time, this Agreement shall be a part of the Transfer and Servicing Agreement and each reference in the Transfer and Servicing Agreement to “this Agreement” or “hereof,” “hereunder” or words of like import, and each reference in any other Transaction Document to the Transfer and Servicing Agreement shall mean and be a reference to the Transfer and Servicing Agreement as supplemented hereby.

(b) Except as expressly amended hereby, the Transfer and Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

SECTION 5. Section Headings. Headings used herein are for convenience of reference only and shall not affect the meaning of this Agreement.

SECTION 6. Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

[Signature Page Follows]

2	Supplemental Agreement to Transfer and
Servicing Agreement (Trust I)

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WORLD FINANCIAL NETWORK NATIONAL BANK

By:	/s/ John J. Coane
Name: John J. Coane
Title: Vice President and CFO

WFN CREDIT COMPANY, LLC

By:	/s/ Daniel T. Groomes
Name: Daniel T. Groomes
Title: President

WORLD FINANCIAL NETWORK CREDIT CARD MASTER NOTE TRUST

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee on behalf of Issuer

By:	/s/ Annette E. Morgan
Name: Annette E. Morgan
Title: Assistant Vice President

Supplemental Agreement to Transfer and
Servicing Agreement (Trust I)